As filed with the Securities and Exchange Commission on October 17, 2014

Registration No. 333-188793

Registration No. 333-151404

Registration No. 333-138531

Registration No. 333-110467

Registration No. 333-91053

Registration No. 333-48791

Registration No. 333-48793

Registration No. 333-24063

Registration No. 333-24069

Registration No. 333-24067

Registration No. 033-61230

Registration No. 033-42192

Registration No. 033-41047

Registration No. 002-99410

Registration No. 002-82201

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-188793

Form S-8 Registration No. 333-151404

Form S-8 Registration No. 333-138531

Form S-8 Registration No. 333-110467

Form S-8 Registration No. 333-91053

Form S-8 Registration No. 333-48791

Form S-8 Registration No. 333-48793

Form S-8 Registration No. 333-24063

Form S-8 Registration No. 333-24069

Form S-8 Registration No. 333-24067

Form S-8 Registration No. 033-42192

Form S-8 Registration No. 002-99410

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration No. 033-61230

Form S-8 Registration No. 033-41047

Form S-8 Registration No. 002-82201

UNDER

THE SECURITIES ACT OF 1933

URS Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1381538
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

(Address of Principal Executive Offices)

(415) 774-2700

(Registrant’s telephone number, including area code)

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

2008 EQUITY INCENTIVE PLAN

2008 EMPLOYEE STOCK PURCHASE PLAN

EMPLOYEE STOCK PURCHASE PLAN

1999 EQUITY INCENTIVE PLAN

1991 STOCK INCENTIVE PLAN

1991 STOCK INCENTIVE PLAN, AS AMENDED

NON-EXECUTIVE DIRECTORS STOCK GRANT PLAN

1985 EMPLOYEE STOCK PURCHASE PLAN

1979 STOCK OPTION PLAN

1972 QUALIFIED STOCK OPTION PLAN

(Full Titles of the Plans)

H. Thomas Hicks

Executive Vice President and Chief Financial Officer

URS Corporation

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

(Name and address of agent for service)

(415) 774-2700

(Telephone number, including area code, of agent for service)

Copies to:

Samuel M. Livermore, Esq.

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

Telephone: (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by URS Corporation (the “Registrant”):

•	Registration Statement No. 333-188793, filed with the SEC on May 23, 2013, pertaining to the registration of 1,500,000 shares of Common Stock of the Registrant issuable pursuant to the Registrant’s Amended and Restated 2008 Equity Incentive Plan.

•	Registration Statement No. 333-151404, filed with the SEC on June 3, 2008, pertaining to the registration of (i) 5,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2008 Equity Incentive Plan and (ii) 8,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2008 Employee Stock Purchase Plan.

•	Registration Statement No. 333-138531, filed with the SEC on November 9, 2006, pertaining to the registration of (i) 4,500,000 shares of the Registrant’s common stock issuable under the Registrant’s 1999 Equity Incentive Plan and (ii) 2,400,000 shares of the Registrant’s common stock issuable under the Registrant’s Employee Stock Purchase Plan.

•	Registration Statement No. 333-110467, filed with the SEC on November 13, 2003, pertaining to the registration of (i) 4,500,000 shares of Registrant’s common stock issuable under the Registrant’s 1999 Equity Incentive Plan and (ii) 2,400,000 shares of Registrant’s common stock issuable under the Registrant’s Employee Stock Purchase Plan.

•	Registration Statement No. 333-91053, filed with the SEC on November 16, 1999, pertaining to the registration of (i) 4,500,000 shares of the Registrant’s common stock issuable under the Registrant’s 1999 Equity Incentive Plan and (ii) 2,400,000 shares of the Registrant’s common stock issuable under the Registrant’s Employee Stock Purchase Plan.

•	Registration Statement No. 333-48791 filed with the SEC on March 27 1998, pertaining to the registration of (i) 1,000,000 shares of the Registrant’s common stock issuable under the Registrant’s 1991 Stock Incentive Plan and (i) options to purchase 1,000,000 shares of the Registrant’s common stock issuable under the Registrant’s 1991 Stock Incentive Plan.

•	Registration Statement No. 333-48793, filed with the SEC on March 27 1998, pertaining to the registration of (i) 300,000 shares of the Registrant’s common stock issuable under the Registrant’s Employee Stock Purchase Plan and (ii) options (rights) to purchase 300,000 shares of the Registrant’s common stock issuable under the Registrant’s Employee Stock Purchase Plan.

•	Registration Statement No. 333-24063, filed with the SEC on March 27, 1997, pertaining to the registration of (i) 750,000 shares of the Registrant’s common stock issuable under the Registrant’s 1991 Stock Incentive Plan and (i) options to purchase 750,000 shares of the Registrant’s common stock issuable under the Registrant’s 1991 Stock Incentive Plan.

•	Registration Statement No. 333-24069, filed with the SEC on March 27, 1997, pertaining to the registration of 55,000 shares of the Registrant’s common stock issuable under the Registrant’s Non-Executive Directors Stock Grant Plan.

•	Registration Statement No. 333-24067, filed with the SEC on March 27, 1997, pertaining to the registration of (i) 250,000 shares of the Registrant’s common stock issuable under the Registrant’s Employee Stock Purchase Plan and (ii) options (rights) to purchase 250,000 shares of the Registrant’s common stock issuable under the Registrant’s Employee Stock Purchase Plan.

•	Registration Statement No. 033-61230, filed with the SEC on April 1, 1993, pertaining to the registration of 500,000 shares of the Registrant’s common stock issuable under the Registrant’s 1991 Stock Incentive Plan, as amended by post-effective amendment no.1 filed on March 31, 1995.

•	Registration Statement No. 033-42192, filed with the SEC on August 13, 1991, pertaining to the registration of 261,177 shares of the Registrant’s common stock issuable under the Registrant’s Employee Stock Purchase Plan.

•	Registration Statement No. 033-41047, filed with the SEC on June 7, 1991, pertaining to the registration of 1,065,200 shares of the Registrant’s common stock issuable under the Registrant’s 1991 Stock Incentive Plan, as amended by post-effective amendment no.1 filed on December 23, 1992.

•	Registration Statement No. 002-99410, filed with the SEC on August 2, 1985, pertaining to the registration of 500,000 shares of the Registrant’s common stock issuable under the Registrant’s 1985 Employee Stock Purchase Plan.

•	Registration Statement No. 002-82201, filed with the SEC on March 4, 1983, pertaining to the registration of 633,548 shares of the Registrant’s common stock issuable under the Registrant’s 1979 Stock Option Plan, and 2.045 shares issuable under the Registrant’s 1972 Qualified Stock Option Plan, as amended by post-effective amendment no.1 filed on February 27, 1984.

As previously reported on the Registrant’s Current Report on Form 8-K dated October 17, 2014, on July 11, 2014, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AECOM Technology Corporation (“AECOM”), ACM Mountain I, LLC, a direct wholly owned subsidiary of AECOM (“Merger Sub”), and AECOM Global II, LLC (formerly ACM Mountain II, LLC), a direct wholly owned subsidiary of AECOM (“Merger Sub I”). Pursuant to the Merger Agreement, the Registrant merged with and into Merger Sub, with the Registrant continuing as the surviving company and a direct wholly owned subsidiary of AECOM (the “First Merger”). Immediately thereafter, the Registrant merged with and into Merger Sub I, with Merger Sub I continuing as the surviving company and a direct wholly owned subsidiary of AECOM (the “Second Merger” and collectively with First Merger, the “Merger”). Merger Sub I has been renamed AECOM Global II, LLC.

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the shares of the Registrant’s common stock registered under such Registration Statements that remain unissued as of the effective date of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 17, 2014.

AECOM Global II, LLC (as successor to URS Corporation)

By: AECOM Technology Corporation, its Member

/s/ Joseph Masters
By:	Joseph Masters*
Senior Vice President

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.